UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	65-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2024, AppTech Payments Corp. (the “Company”) closed a private placement offering (the “Offering”) of One Million One Hundred Thousand Dollars ($1,100,000.00) in principal amount of the Company’s 6% convertible debenture (the “Debenture”) and a warrant (the “Warrant”) to purchase up to Seven Hundred and Fifty Thousand (750,000) shares of the Company’s common stock, to a certain investor (the “Purchaser”). Pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated July 10, 2024, the Debenture was sold to the Purchaser for a purchase price of $1,000,000 (the “Purchase Price”), representing an original issue discount of ten percent (10%).

In connection with the Offering, a non-accountable fee of $20,000 was withheld from the Purchase Price by the Purchaser to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Purchase Agreement. The Company also paid certain placement fees and legal fees. The Company issued an aggregate of 100,000 shares of restricted common stock (the “Commitment Shares”) on the closing date as follows: 50,000 of the Commitment Shares to the Purchaser and 50,000 of the Commitment Shares to the Purchaser’s designee.

The Debenture matures twelve months from its date of issuance and bears interest at a rate of 6% per annum payable on the maturity date. The Debenture is convertible, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the principal amount of the Debenture plus all accrued and unpaid interest at a conversion price equal to $1.07 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Debenture is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitles any person the right to acquire, shares of common stock, at an effective price per share that is lower than the then Conversion Price. In the event of any such anti-dilutive event, the Conversion Price will be reduced at the option of the holder to such lower effective price of the dilutive event.

The Debenture is redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. In no event will the holder be entitled to convert any portion of the Debenture in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock, unless the holder delivers to the Company written notice at least sixty-one (61) days prior to the effective date of such notice that the provision be adjusted to 9.99%.

While the Debenture is outstanding, if the Company or subsidiary of the Company receives cash proceeds of more than $1,500,000.00 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, the Company shall, within two (2) business days of Company’s or respective subsidiary’s receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require the Company or subsidiary of the Company to immediately apply up to 50% of all proceeds received by the Company (from any source except with respect to proceeds from the issuance of equity or debt to officers and directors of the Company or subsidiary of the Company) after the Minimum Threshold is reached to repay the outstanding amounts owed under the Debenture.

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Upon the occurrence of certain events of default specified in the Debenture, such as a failure to honor a conversion request, failure to maintain the Company’s listing, the Company’s failure to comply with its obligations under Securities Exchange Act of 1934, as amended, a breach of the Company’s representations or covenants, or the failure obtain shareholder approval within 30 days after the Exchange Cap (as defined herein) is reached, as amended, 120% of all amounts owed to holder under the Debenture, together with default interest at 18% per annum if any, shall then become due and payable.

The Warrant expires five years from its date of issuance. The Warrant is exercisable, at the option of the holder, at any time, for up to 750,000 of shares of common stock of the Company at an exercise price equal to $1.16 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Warrant is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, at an effective price per share that is lower than the then Exercise Price. In the event of any such anti-dilutive event, the Exercise Price will be reduced at the option of the holder to such lower effective price of the dilutive event.

The number of shares of the Company’s common stock that may be issued upon conversion of the Debenture and exercise of the Warrant, and inclusive of the Commitment Shares and any shares issuable under and in respect of the Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Corporation’s common stock on the closing date, 4,946,388 shares, unless shareholder approval to exceed the Exchange Cap is approved. The Exchange Cap is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split (including forward and reverse), or other similar transaction.

In connection with the Offering, the Company entered into a Registration Rights Agreement, dated July 10, 2024, with the Purchaser where it agreed to file a registration statement within 30 days to register the Commitment Shares, the shares of common stock issuable under the Debenture and the Warrant, and shares of common stock issued to the Purchaser and the Purchaser’s designee as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on beneficial ownership in the Debenture or Warrant, with the Securities and Exchange Commission.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Purchaser represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Purchase Agreement, the Debenture, the Warrant, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, the forms of which are attached hereto as Exhibit 10.1, 4.1, 4.2 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Commitment Shares, the Debenture, the Warrant, and the shares of common stock underlying the Debenture and the Warrant, were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investor is an accredited investor who has purchased the securities as an investment in a private placement that did not involve a general solicitation. The aforementioned securities have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Debenture, dated July 10, 2024, in the principal amount of $1,100,000
4.2	Form of Warrant, dated July 10, 2024
10.1	Form of Securities Purchase Agreement, dated July 10, 2024
10.2	Form of Registration Rights Agreement, dated July 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: July 12, 2024	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer

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